UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EXELIXIS, INC.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 9, 2017

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.
South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 9, 2017, George A. Scangos, Ph.D. resigned as a member of the Audit Committee of the Board of Directors (the “Board”) of Exelixis, Inc. (the “Company”), effective immediately. Dr. Scangos tendered this resignation in response to the concern expressed recently by Institutional Shareholder Services (“ISS”) over his service on the Audit Committee, given his prior service as the Company’s President and Chief Executive Officer. This concern resulted in ISS’ negative recommendation with respect to Dr. Scangos’ election to the Board at the Annual Meeting of Stockholders of the Company to be held on May 24, 2017 (the “Annual Meeting”). Despite the Board's opinion that Dr. Scangos' extensive qualifications make him an asset to the Audit Committee and that his prior service as the Company’s President and Chief Executive Officer, which ended in July 2010, did not interfere with the exercise of independent judgment in his carrying out the responsibilities of a director and a member of the Audit Committee, Dr. Scangos believed that since some of the Company’s stockholders may share the same concern as expressed by ISS, he should voluntarily resign from the Audit Committee. Dr. Scangos’ resignation from the Audit Committee has no effect on his continued service as a member of the Board and he continues to be a nominee for election to the Board at the Annual Meeting. In addition, Charles Cohen, Ph.D., Stelios Papadopoulos, Ph.D. and Jack L. Wyszomierski, who the Board has determined is an “audit committee financial expert” as defined in applicable Securities and Exchange Commission rules, continue to serve on the Audit Committee. For further clarity, Dr. Scangos' resignation is not the result of a disagreement with any member of the Audit Committee or the Company's financial reporting.

The information set forth herein supplements the Company’s proxy statement dated April 13, 2017 and is being furnished to holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board for use at the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

May 11, 2017	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President, General Counsel and Secretary